UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2017

Comarco, Inc.

(Exact name of registrant as specified in its charter)

000-05449
(Commission File Number)

California	95-2088894
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

28202 Cabot Road, Suite 300 Laguna Niguel, California	92677
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 599-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On July 24, 2017, Comarco, Inc. (“we”, “our”, “Comarco”, “us”, or the “Company”) submitted its appeal brief to the United States Court of Appeals for the Federal Circuit, disputing the findings of the previously disclosed February 22, 2017 decision of the Patent Trial Appeal Board (“PTAB”) in our patent infringement action against Apple, Inc. We anticipate that the multi-step appeal process will take several months to complete, and believe that it is in our shareholders’ best interests for us to see this appeal process through to completion. While we have reduced expenses considerably over the past months, quarters, and years, we required additional capital to complete the above-mentioned appeal process.

Therefore, on September 11, 2017, we entered into subscription agreements (the “Subscription Agreements”) with our two largest existing shareholders, Broadwood Partners, L.P. (“Broadwood”) and Elkhorn Partners Limited Partnership (“Elkhorn”), pursuant to which Broadwood and Elkhorn subscribed for and purchased 5,000,000 shares and 2,000,000 shares, respectively, of the Company’s Series A Preferred Stock (as such term is defined in Item 5.03 of this Current Report on Form 8-K) at a purchase price of $0.10 per share, resulting in gross proceeds to the Company of $700,000. The Subscription Agreements also provide that upon the earlier of a Triggering Event (as described in Item 5.03 of this Current Report on Form 8-K) or immediately prior to the liquidation, dissolution or winding up of the Company (subject to the provisions of the Series A Preferred Stock), the Company will issue Broadwood and Elkhorn, for no additional consideration, warrants (the “Warrants”) to purchase 18,026,500 shares and 7,210,600 shares, respectively, of the Company’s common stock (“Common Stock”). If issued, the Warrants will have a term of eight years from the date of issuance and an exercise price of $0.05 per share of Common Stock. The Subscription Agreements and Warrants also contain other representations, warranties, and covenants customary for an investment of this type.

The Subscription Agreements and form of the Warrant are attached as Exhibits 10.1, 10.2, and 10.3, respectively, to this Current Report on Form 8-K. The foregoing summaries of the Subscription Agreements and Warrants are not intended to be complete and are qualified in their entirety by reference to the complete text of the Subscription Agreements and form of the Warrant.

This Item 1.01 of this Current Report on Form 8-K contains forward-looking statements within the meaning of federal securities laws. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date of this report and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this report. Additional factors that may affect our appeal of the PTAB’s decision or our infringement action against Apple, Inc. are described in the risk factors included in our filings with the Securities and Exchange Commission (“SEC”), including our most recent Annual Report on Form 10-K, which was filed with the SEC on May 1, 2017 (and amended on May 31, 2017), and later filed quarterly reports on Form 10-Q and Current Reports on Form 8-K. We undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report, whether as a result of new information, future events or otherwise, except as required by law.

Item 3.02.	Unregistered Sales of Equity Securities.

The Company’s issuance of Series A Preferred Stock, as well as the right of Broadwood and Elkhorn to acquire the Warrants and the Common Stock issuable upon exercise of the Warrants, as described under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The Series A Preferred Stock, the Warrants, and the Common Stock issuable upon exercise of the Warrants (collectively, the “Securities”) have been offered for sale and have been or will be sold to Broadwood and Elkhorn, each of which is an “accredited investor” within the meaning of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemptions from registration afforded by Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated by the SEC under the Securities Act. None of the Securities have been registered under the Securities Act or qualified under any applicable state securities laws, and may not be offered or sold in the United States absent such registration and qualification or applicable exemptions therefrom.

This Current Report on Form 8-K is neither an offer to sell nor the solicitation of an offer to buy any securities.

Item 3.03.	Material Modification to Rights of Security Holders.

The Company’s designation and issuance of Series A Preferred Stock as described under Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 30, 2017, Janet Nguyen Gutkin ceased her consulting relationship with the Company and resigned as the Company’s Chief Accounting Officer. The Company’s President and Chief Executive Officer, Thomas W. Lanni, will fulfill the obligations of Chief Accounting Officer until the Company formally appoints a replacement to such office.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Company’s articles of incorporation, the Company has authorized 10,000,000 shares of Preferred Stock, which are issuable from time to time in one or more series as the Company’s Board of Directors may determine.

On February 7, 2003, the Company filed a Certificate of Determination of Series A Participating Preferred Stock with the California Secretary of State (the “2003 Certificate of Determination”), pursuant to which 80,000 shares of the Company’s authorized Preferred Stock were designated as Series A Participating Preferred Stock. No shares of Series A Participating Preferred Stock were ever issued by the Company. On August 29, 2017, the Company filed an Officers’ Certificate with the California Secretary of State (the “Certificate of Revocation”) revoking the Series A Participating Preferred Stock, such that the 2003 Certificate of Determination is no longer in force and the Series A Participating Preferred Stock is no longer an authorized series of Preferred Stock of the Company.

On September 6, 2017, the Company filed an Amended and Restated Certificate of Determination of Preferences of Series A Contingent Convertible Preferred Stock with the California Secretary of State (the “2017 Certificate of Determination”), pursuant to which 7,000,000 shares of the Company’s authorized Preferred Stock were designated as Series A Contingent Convertible Preferred Stock (“Series A Preferred Stock”).

The Series A Preferred Stock accrues a cumulative, non-compounding dividend of five percent per annum. So long as the Series A Preferred Stock is outstanding, no dividends may be declared or paid on the Company’s Common Stock unless consented to in writing by the holders of a majority of the outstanding Series A Preferred Stock.

The Series A Preferred Stock is initially non-voting, except that the affirmative vote of the holders of a majority of the outstanding shares of Series A Preferred Stock, voting as a single class, is required in order for the Company to: (a) subject to certain exceptions, issue any additional shares of capital stock (regardless of class or series), (b) increase or decrease the authorized number of shares of Series A Preferred Stock, (c) amend or modify the rights, preferences, privileges or restrictions of the Series A Preferred Stock, or (d) amend or modify the Company’s articles of incorporation in a manner that would adversely affect the rights, preferences, privileges or restrictions of the Series A Preferred Stock (including, without limitation, creating any class of security having rights senior to, or pari passu with, the Series A Preferred Stock). However, if any shareholder of the Company becomes the beneficial owner of more than 50% of the outstanding Common Stock of the Company, then each share of Series A Preferred Stock shall be entitled to voting rights equal to 1,000 shares of Common Stock on all matters submitted to the vote or approval of the holders of the Company’s Common Stock.

In the event of a liquidation, Deemed Liquidation, dissolution, or winding up of the Company (subject to the provisions of the Series A Preferred Stock), holders of the Series A Preferred Stock will be entitled to receive, in preference to any amounts payable on account of the Company’s Common Stock, an amount per share equal to the Series A Preferred Stock purchase price of $0.10 per share, together with an amount equal to all accumulated and unpaid dividends attributable to the Series A Preferred Stock. As used in the 2017 Certificate of Determination, the term “Deemed Liquidation” includes, among other things, (a) the sale or transfer of 40% or more of the Company’s assets over any rolling 12-month period, (b) a merger, stock purchase or other business combination where a person or group acquires more than 50% of the outstanding shares of the Company’s Common Stock, or (c) any person or group becoming the beneficial owner of 50% of more of the Company’s Common Stock.

Immediately upon the occurrence of a Triggering Event, each share of Series A Preferred Stock will automatically convert into one share of Common Stock (subject to adjustment for stock splits and similar transactions). As used in the 2017 Certificate of Determination, the term “Triggering Event” includes, among other things, (a) the Court of Appeals for the Federal Circuit (or other court of appeals with appropriate jurisdiction) overturns the decision of the Patent Trial Appeal Board (“PTAB”) issued on February 22, 2017 (the “PTAB Decision”) regarding obviousness of the Company’s U.S. Patent No. 8,492,933 B2 (the “933 Patent”), (b) the Court of Appeals for the Federal Circuit (or other court of appeals with appropriate jurisdiction) requires that the PTAB review and reconsider the PTAB Decision, (c) the United States Supreme Court issuing a decision in the case of Oil States Energy Services, LLC vs. Greene’s Energy Group, LLC (or in any subsequent case brought before the United States Supreme Court) that declares the Inter Partes Review process unconstitutional or otherwise reaching a decision resulting in the vacating or invalidity of the PTAB Decision, provided that such United States Supreme Court decision is made prior to a Court of Appeals action described in foregoing subparts (a) or (b), or (d) the Company receives cumulative incremental additional funds from any source, other than borrowings or the issuance of securities, after September 6, 2017, in an amount at or in excess of $700,000.

The Certificate of Revocation and the 2017 Certificate of Determination are attached as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K. The foregoing summary of the Certificate of Revocation, the 2017 Certificate of Determination and the rights, preferences, privileges and restrictions of the Series A Preferred Stock is not intended to be complete and is qualified in its entirety by reference to the complete text of the Certificate of Revocation and the 2017 Certificate of Determination.

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description

3.1	Officers’ Certificate – Revocation of Series A Participating Preferred Stock
3.2	Amended and Restated Certificate of Determination of Preferences of Series A Contingent Convertible Preferred Stock
10.1	Subscription Agreement for Series A Contingent Convertible Preferred Stock, dated September 11, 2017, between Comarco, Inc. and Broadwood Partners, L.P.
10.2	Subscription Agreement for Series A Contingent Convertible Preferred Stock, dated September 11, 2017, between Comarco, Inc. and Elkhorn Partners Limited Partnership
10.3	Form of Warrant to Purchase Common Stock

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMARCO, INC.

Date: September 12, 2017	By:	/s/ THOMAS W. LANNI
Thomas W. Lanni President and Chief Executive Officer